Exhibit 99.1

INTEGRATED CLINICAL CARE CORPORATION
419 Lafayette Street
New York, NY 10003

May 5, 2011

Monar International Inc.
Suite 1302, Sino Favor Centre
1 On Yip Street
Chaiwan, Hong Kong, China

RE:
Memorandum of Understanding (“MOU”) re. Purchase of up to 100% of the shares of Integrated Clinical Care Corporation, a Nevada corporation (“ICC”) by Monar International Inc., a Nevada corporation (“Monar”)

Gentlemen:

This letter is to confirm the following general terms upon which the shareholders of ICC (the “ICC Shareholders”) will exchange all of their shares of common stock of ICC for fifty million (50,000,000) restricted shares of common stock of Monar.

The ICC shareholders propose that a definitive agreement approved by Monar be entered into which will set forth in detail our intent, upon the following general terms and conditions:

A.  The Transaction.

Monar will exchange 50,000,000 restricted shares of common stock for 19,999,002 restricted shares of common stock of ICC which constitutes all of the issued and outstanding shares of common stock of ICC held by the ICC shareholders who are signatories to this MOU and which represents in excess of 98% of the total issued and outstanding shares of common stock of ICC.  Closing of this transaction will occur on or before May 31, 2011 (the “Closing Date”).

Monar International Inc.
Memorandum of Understanding
May 5, 2011

Page 2

There are currently 57,600,000 shares of Monar Common Stock outstanding.  No shares will be issued to any finders.

B.  Representations and Warranties.

The definitive agreement to be executed by the parties shall contain representations and warranties mutually agreed upon by the parties.

C.  Opinions of Counsel.

The definitive agreement to be executed by the parties shall provide for the delivery at closing of opinions of counsel as agreed upon by both parties.

D.  Financial and Other Information.

The definitive agreement to be executed by the parties will provide for and be specifically contingent on the following:  the examination and inspection of the books and records of each party prior to closing to their satisfaction; the examination of and inspection of the assets; the review of pending, threatened and contemplated legal proceedings; and, other information reasonably requested by either party.

Monar and ICC will each provide audited financial statements consisting of a balance sheet and a related statement of income for the year ended and unaudited financial statements for the subsequent period then ended, which fairly present the financial condition of each as of their respective dates and for the period involved, and such statements will be prepared in accordance with generally accepted accounting principles consistently applied.  This transaction is specifically contingent upon the review and approval of the audit and unaudited opinions delivered with the audited and unaudited financial statements of each party described below.

The financial statements for Monar shall be audited for the period ended July 31, 2010 with unaudited quarterly financial statements for the quarter ended January 31, 2011.  Monar may provide copies of its reports filed with the Securities and Exchange Commission.

Monar International Inc.
Memorandum of Understanding
May 5, 2011

Page 3

ICC will furnish an audited income statement and balance sheet to Monar for the period ending June 30, 2010 and an unaudited quarterly stub for the period ending April 30, 2011.

E.  Other.

All notices or other information deemed required or necessary to be given to any of the parties shall be given at the following addresses:

Counsel for ICC Shareholders
James Miller
1010 de la Gauchetiere West, Suite 1150
Montreal, Quebec
H3B 2N2
Tel: (514) 284-9551
Fax: (514) 284-3419
Email: Millerjames@me.com

If, to ICC Shareholders:

Integrated Clinical Care Corp.
306 Place d’Youville, Suite A-10
Montreal H2Y 2B6
Tel : 514 390-2342
Fax : 514 393-9069
m.haemeeling@iclinicalcare.com

Counsel for Monar:	Conrad C. Lysiak
West 601 First Avenue
Suite 903
Spokane, WA 99201
Tel: (509) 624-1475
Fax: (509) 747-1770
Email: cclysiak@lysiaklaw.com

Monar International Inc.
Memorandum of Understanding
May 5, 2011

Page 4

If, to Monar:	Robert Clarke, President
Monar International Inc.
Suite 1302, Sino Favour Centre
1 On Yip Street
Chaiwan, Hong Kong, China
Tel: 852-9738-1945
Fax: 852-2158-3608
Email: bob@7bridge.com

Counsel for the respective parties shall be responsible for preparing and issuing a joint press release to report the parties entering into this MOU.

Shareholders of ICC will make all books, records, and documents relating to the operation of its business available to Monar for inspection prior to the execution of the definitive agreement.

The definitive agreement will contain such indemnification and hold harmless provisions as the parties mutually agree upon.

Monar will cause the cancellation of 42,000,000 of the current total of 50,000,000 million restricted shares of common stock currently owned by Monar’s President, Robert Clarke.

Upon signing of this MOU, ICC and Monar will provide each other full access to books and records of ICC and Monar and will furnish financial data and such other information with respect to their business and assets as may reasonably be requested by either from time to time.

The ICC Shareholders and Monar will each pay its own legal, accounting and any other out-of-pocket expenses reasonably incurred in connection with this transaction whether or not the transaction is consummated.

Upon the execution and return by the ICC Shareholders of this MOU, counsel for the Shareholders and Monar will prepare a definitive agreement, which shall contain provisions in accordance with this MOU together with such further appropriate terms and conditions as legal counsels and the parties may mutually be agreed upon.

Monar International Inc.
Memorandum of Understanding
May 5, 2011

Page 5

This MOU merely evidences the intention of the parties hereto and is not intended to be legally binding.  The proposed agreement contemplated herein may be terminated by any of the parties at any time prior to the execution of the definitive agreement, which shall be controlling thereafter, and each of the parties agrees to hold the others harmless for any attorney's fees, accountant's fees, expenses or other damages which may be incurred by failure to consummate the contemplated merger.

It is further understood that the transactions which are contemplated herein, to the extent permitted, shall be governed by and construed in accordance with the laws of the State of Nevada.

Closing shall take place on or before May 31, 2011.

If the foregoing correctly sets forth the substance of the parties' intent, please execute this letter in duplicate and forward copies to me.

Yours truly,

MELLISSA HAEMEELING
Mellissa Haemeeling
(on behalf of the ICC Shareholders listed below)

GREENWICH SCIENCE PARTNERS INC
1, Westmount Square, Suite 2000 Westmount (Quebec) H3Z 2P9

JEAN-LUC LECOQ
Le Palais de Madrid A
27 Rue Saint Philippe
Nice, France
06000

Monar International Inc.
Memorandum of Understanding
May 5, 2011

Page 6

WEBSTER PLUS SA
CV- Invest Partners AG
Seestrasse 5 CH-8002 Zürich Switzerland

Accepted this 5th day of May, 2011.

MONAR INTERNATIONAL INC.

BY:      ROBERT CLARKE
Robert Clarke, President